Exhibit 10.36

JMP GROUP LLC

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made and entered into as of ________ by and between JMP Group LLC, a Delaware limited liability company (the “Company”), and ___________________ (“Indemnitee”).

Recitals

Whereas, the Company and the Indemnitee recognize the significant risk of personal liability for directors and officers that arises from corporate litigation practices;

Whereas, the Amended and Restated Operating Limited Liability Company Agreement, dated January 1, 2015 (the “LLC Agreement”) provides for the indemnification of the directors and officers of the Company, including persons serving at the request of the Company in such capacities with other companies or enterprises, to the maximum extent authorized by the Delaware General Corporation Law, as amended (the “Code”) (as if the Company were a Delaware corporation);

Whereas, the LLC Agreement and the Code, by their non-exclusive nature, permit contracts between the Company and its directors and officers with respect to indemnification of such persons;

Whereas, in order to induce Indemnitee to continue to serve as a director and/or officer of the Company, the Company has determined and agreed to enter into this Agreement with Indemnitee; and

Whereas, in light of the considerations referred to in the preceding recitals, it is the Company’s intention and desire that the provisions of this Agreement be construed liberally, subject to their express terms, to maximize the protections to be provided to Indemnitee hereunder.

Now, Therefore, in consideration of Indemnitee’s past and continued service as a director and/or officer after the date hereof, and for other good and valid consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

Agreement

1.           Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

(a)     “Change in Control” means the occurrence after the date of this Agreement of any of the following events:

(i)    a “person,” as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company; (b) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company; or (c) any current beneficial shareholder or group, as defined by Rule 13d-5 of the Exchange Act, including the heirs, assigns and successors thereof, of beneficial ownership, within the meaning of Rule 13d-3 of the Exchange Act, of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities; hereafter becomes the “beneficial owner,” as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company representing 20% or more of the total combined voting power represented by the Company’s then outstanding voting securities;

(ii)    the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, all or substantially all of the beneficial owners of voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of the combined voting power of the then outstanding shares of voting securities of the entity resulting from such Business Combination;

(iii)   the Company is a party to a reorganization, merger or consolidation, sales of assets, or a proxy contest, as a consequence of which Incumbent Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors of the Company (or any successor entity) thereafter;

(iv)   during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (including for this purpose any new directors who qualify under the definition of Incumbent Directors) cease for any reason to constitute at least a majority of the Board of Directors of the Company; or

(v)     approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(b)     “Disinterested Director” means a director of the Company who is not and was not a party to the claim in respect of which indemnification is sought by Indemnitee.

(c)     “Incumbent Directors” means the individuals who, as of the date hereof, are directors of the Company and any individual becoming a director subsequent to the date hereof whose election, nomination for election by the Company’s shareholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination).

(d)     “Indemnifiable Claim” means any claim based upon, arising out of or resulting from (i) any actual, alleged or suspected act or failure to act by Indemnitee in his or her capacity as a director, officer, employee or agent of the Company, as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit as to which Indemnitee is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent (including any subsidiary and affiliate of the Company), (ii) any actual, alleged or suspected act or failure to act by Indemnitee in respect to any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise referred to in clause (i) of this sentence, or (iii) Indemnitee’s status as a current or former director, officer, employee or agent of the Company or as a current or former director, officer, employee, member, manager, trustee or agent of the Company or any other entity or enterprise referred to in clause (i) of this sentence or any actual, alleged or suspected act or failure to act by Indemnitee in connection with any obligation or restriction imposed upon Indemnitee by reason of such status.

(e)     “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

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(f)     “Subsidiary” means any corporation or other entity of which more than 50% of the outstanding voting securities are owned directly or indirectly by (i) the Company, (ii) the Company and one or more other subsidiaries, or (iii) by one or more other subsidiaries.

2.          Services to the Company. Indemnitee will serve as a director and/or officer of the Company or as a director and/or officer of a Subsidiary of the Company (including any employee benefit plan of the Company) faithfully and to the best of his or her ability so long as he or she is duly elected and qualified in accordance with the provisions of the LLC Agreement or other applicable charter documents of the Company or such Subsidiary; provided, however, that Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that Indemnitee may have assumed apart from this Agreement or any obligation imposed by law) and that the Company or any affiliate shall have no obligation under this Agreement to continue Indemnitee in any such position.

3.          Indemnification of Indemnitee. Subject to Sections 5 and 11, the Company hereby agrees to defend, hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the provisions of the LLC Agreement and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Company to provide broader indemnification rights than the LLC Agreement or the Code permitted prior to adoption of such amendment) against any and all Indemnifiable Claims.

4.           Additional Indemnification. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject to the limitations set forth in this Section 4 and Sections 5 and 11 hereof, the Company hereby further agrees to:

(a)    hold harmless and indemnify Indemnitee against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Company) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director and/or officer of the Company, or is or was serving or at any time serves at the request of the Company as a director and/or officer of another company, partnership, joint venture, trust, employee benefit plan or other enterprise; and

(b)     hold harmless and indemnify Indemnitee for and, if requested by Indemnitee, advance to Indemnitee (i) any and all expenses actually and reasonably paid or incurred by Indemnitee in connection with any claim by Indemnitee for indemnification by the Company under any provision of this Agreement, or under any other agreement or insurance policy or provision of the Code or LLC Agreement now or hereafter in effect relating to Indemnifiable Claims, and/or (ii) any and all expenses actually and reasonably paid or incurred by Indemnitee in connection with any claim by the Company or any other person or entity to enforce their respective rights under any provision of this Agreement, or under any other agreement or insurance policy or provision of the Code or LLC Agreement now or hereafter in effect relating to Indemnifiable Claims. No indemnity shall be paid by the Company under this Section 4(b) if the Court of Chancery of the State of Delaware determines that each of the material assertions or defenses, as the case may be, made by Indemnitee in connection with such claim was frivolous or not made in good faith. For sake of clarity, to the fullest extent allowed under applicable law, the Company agrees that it will bear the expenses Indemnitee incurs in bringing or defending a claim under this Section 4(b), regardless of whether Indemnitee is ultimately successful in such claim, unless the court determines that each of the material assertions or defenses, as the case may be, made by Indemnitee in such claim was frivolous or not made in good faith, as mandated by law.

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5.           Limitations on Indemnification. No payments pursuant to this Agreement shall be made by the Company:

(a)     on account of any claim against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any federal, state or local statutory law, if Indemnitee is held liable therefor;

(b)     on account of Indemnitee’s conduct that is established by a final judgment, to which all rights of appeal have either lapsed or been exhausted, as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

(c)     on account of Indemnitee’s conduct that is established by a final judgment, to which all rights of appeal have either lapsed or been exhausted, as constituting a breach of Indemnitee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Indemnitee was not legally entitled;

(d)     for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance policy, indemnity clause, bylaw or agreement;

(e)     if a court of competent jurisdiction determines in a final decision, to which all rights of appeal have either lapsed or been exhausted, that the indemnification is unlawful;

(f)     in connection with any proceeding (or part thereof) initiated by Indemnitee, or any proceeding by Indemnitee against the Company or any Subsidiary or the directors, officers, employees or other agents of the Company or any Subsidiary, unless (i) the proceeding is brought to enforce a right to indemnification pursuant to Section 4(b) hereof, (ii) such indemnification is expressly required to be made by law, (iii) the proceeding was authorized by the Board of Directors of the Company, or (iv) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Code;

6.           Contribution. If, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably paid or incurred by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and all directors, officers, employees, or agents other than Indemnitee, on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company and all directors, officers, employees, or agents other than Indemnitee, on the one hand, and of Indemnitee, on the other hand, in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company and all directors, officers, employees, or agents other than Indemnitee, on the one hand, and of Indemnitee, on the other, shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts, whether their liability is primary or secondary, and the degree to which their conduct is active or passive. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro-rata allocation or any other method of allocation, which does not take account of the foregoing equitable considerations. Nothing in this Section 6 shall impact the parties’ rights as they relate to determining whether Indemnitee has satisfied any applicable standard of conduct, as set forth in Section 11 herein.

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7.           Procedure for Notification.

(a)    Not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof, including a brief description (based upon information then available to Indemnitee) of such action, suit or proceeding. Indemnitee’s failure to so notify the Company will not relieve the Company from any liability which the Company may have to Indemnitee under this Agreement or otherwise unless, and only to the extent that, the Company did not otherwise learn of such action and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage. If at the time of such notification by Indemnitee the Company has directors’ and officers’ liability insurance in effect under which coverage for such action, suit or proceeding is potentially available, the Company shall give prompt written notice of such action, suit or proceeding to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee: (i) copies of all potentially applicable directors’ and officers’ liability insurance policies, (ii) a copy of such notice delivered to the applicable insurers, and (iii) copies of all subsequent correspondence between the Company and such insurers regarding the action, suit or proceeding, in each case substantially concurrently with the delivery or receipt thereof by the Company.

(b)    To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor as soon as practicable. Indemnitee’s failure to submit such a request will not relieve the Company from any liability which the Company may have to Indemnitee under this Agreement or otherwise unless, and only to the extent that, the Company did not otherwise learn of such request and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

8.          Defense of Claim. With respect to any action, suit or proceeding as to which Indemnitee must notify the Company of the commencement thereof pursuant to the procedure set forth in Section 7 of this Agreement:

(a)     the Company will be entitled to participate therein at its own expense, provided that Indemnitee provides signed, written consent to such participation, which shall not be unreasonably withheld;

(b)    except as otherwise provided below, the Company may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Indemnitee, provided that Indemnitee provides signed, written consent to such assumption, which shall not be unreasonably withheld. Upon the Company delivering to Indemnitee written notice of its election to assume such defense, and Indemnitee providing signed, written consent thereto, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, except as provided in subsections 8(b)(i)-(iv) below. Indemnitee shall have the right to employ separate counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof, and Indemnitee’s signed, written consent thereto, shall be at the expense of Indemnitee unless (i)  the employment of counsel by Indemnitee has been authorized by the Company, (ii)  it is reasonably determined at any time before or during the course of the action, suit or proceeding, that the use of counsel chosen by the Company to represent Indemnitee would present or presents, as the case may be, such counsel with an actual or potential conflict, (iii) it is reasonably determined at any time before or during the course of the action, suit or proceeding, that the use of counsel chosen by the Company to represent Indemnitee would be or is, as the case may be, precluded under the applicable standards of professional conduct then prevailing, or (iv)  the Company shall not in fact have employed counsel to assume the defense of such action, or fails to continue to retain such counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee’s separate counsel shall be at the expense of the Company; and

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(c)     the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its prior written consent, which shall not be unreasonably withheld. The Company shall be permitted to settle any action except that it shall not settle any action or claim in any manner that would impose any expenses, losses, liabilities, judgments, fines, or penalties (whether civil or criminal) on Indemnitee without Indemnitee’s prior written consent.

9.           Advancement and Repayment of Expenses.

(a)     Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Indemnifiable Claim by final adjudication to which there are no further rights of appeal, of any and all expenses (including legal fees and expenses) actually and reasonably paid or incurred by Indemnitee in connection with any Indemnifiable Claim within thirty (30) days after receiving from Indemnitee copies of invoices presented to Indemnitee for such expenses. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct.

(b)    Indemnitee shall have the right to advancement by the Company, prior to the final disposition of Indemnitee’s claim by final adjudication to which there are no further rights of appeal, of any and all expenses provided for in Section 4(b) of this Agreement within thirty (30) days after receiving from Indemnitee copies of invoices presented to Indemnitee for such expenses. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct.

(c)     In the event that Indemnitee employs his or her own counsel for which the Company must indemnify Indemnitee pursuant to Section 8(b), Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Indemnifiable Claim by final adjudication to which there are no further rights of appeal, of any and all expenses actually and reasonably paid or incurred by Indemnitee in connection with Indemnitee’s employment of his or her own counsel within thirty (30) days after receiving from Indemnitee copies of invoices presented to Indemnitee for such expenses.

(d)     Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking by Indemnitee to reimburse the Company for all reasonable expenses paid by the Company in respect of expenses relating to, arising out of or resulting from any Indemnifiable Claim or any claim by Indemnitee for indemnification by the Company, as provided for in Section 4(b) of this Agreement, in the event and only to the extent it shall be ultimately determined by a final judicial decision from which there is no further right of appeal, that Indemnitee is not entitled, under the provisions of the Code, the LLC Agreement, this Agreement or otherwise, to be indemnified by the Company for such expenses. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement.

10.        Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any and all losses relating to, arising out of or resulting from any Indemnifiable Claim, but not for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

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11.        Determination of Right to Indemnification

(a)     To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against any and all losses relating to, arising out of or resulting from any Indemnifiable Claim in accordance with Sections 3 and 4(a) and no Standard of Conduct Determination (as defined in Section 11(b)) shall be required. To the extent that Indemnitee’s only involvement in the Indemnifiable Claim is to prepare to serve and serve as a witness, the Indemnitee shall be indemnified against all expenses incurred in connection therewith and no Standard of Conduct Determination (as defined in Section 11(b)) shall be required.

(b)    To the extent that the provisions of Section 11(a) are inapplicable to an Indemnifiable Claim that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition to indemnification of Indemnitee hereunder against any and all losses relating to, arising out of or resulting from any Indemnifiable Claim (a “Standard of Conduct Determination”) shall be made as follows: (i) unless a Change of Control has occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, or (B) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and (ii) if a Change in Control shall have occurred, (A) if the Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board or (B) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee. The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within ten (10) business days of such request, any and all costs and expenses (including attorneys’ and experts’ fees and expenses) incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.

(c)    The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 11(b) to be made as promptly as practicable. If the person or persons determined under Section 11(b) to make the Standard of Conduct Determination shall not have made a determination within 30 days after the later of (A) receipt by the Company of written notice from Indemnitee advising the Company of the final disposition of the applicable Indemnifiable Claim (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto.

(d)    If (i) Indemnitee shall be entitled to indemnification pursuant to Section 11(a), (ii) no determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law is a legally required condition to indemnification of Indemnitee hereunder for any and all losses relating to, arising out of or resulting from any Indemnifiable Claim, or (iii) Indemnitee has been determined or deemed pursuant to Section 11(b) or (c) to have satisfied any applicable standard of conduct under Delaware law which is a legally required condition to indemnification of Indemnitee, then the Company shall pay to Indemnitee, within ten (10) business days after the later of (x) the Notification Date regarding the Indemnifiable Claim giving rise to the losses relating to, arising out of or resulting from the Indemnifiable Claim, and (y) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such losses.

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(e)     If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 11(b)(i), the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 11(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within ten (10) business days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(e), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 11(e) to make the Standard of Conduct Determination shall have been selected within 30 days after the Company gives its initial notice pursuant to the first sentence of this Section 11(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 11(e), as the case may be, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by the Company or Indemnitee to the others’ selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or such other person as the court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 11(b).

12.        Presumption of Entitlement. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct, and the Company may overcome such presumption only by adducing clear and convincing evidence to the contrary. For purposes of this Agreement, the termination of any claim, action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Court of Chancery of the State of Delaware. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct shall be a defense to any claim by Indemnitee for indemnification or advancement of expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

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13.         Enforcement. Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in the Court of Chancery of the State of Delaware. Indemnitee, in such enforcement action, shall be entitled to be paid the expense of prosecuting his or her claim, as provided for under Section 4(b) herein. It shall be a defense to any action for which a claim for indemnification is made under Sections 3, 4(a), and 4(b) hereof (other than an action brought to enforce a claim for expenses pursuant to Section 9 hereof, provided that the required undertaking has been tendered to the Company) that Indemnitee is not entitled to indemnification because of the limitations set forth in Section 5 hereof. Neither the failure of the Company (including its Board of Directors or its shareholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors or its shareholders) that such indemnification is improper shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

14.        Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

15.        Continuation of Indemnity. All agreements and obligations of the Company contained herein shall commence upon the date that Indemnitee first became a member of the Board of Directors and/or an officer of the Company or any Subsidiary, and shall continue during the period Indemnitee is a director and/or officer of the Company or any Subsidiary (or is or was serving at the request of the Company as a director and/or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and thereafter so long as Indemnitee shall be subject to any possible Indemnifiable Claims (including any rights of appeal thereto) and any proceeding commenced by Indemnitee, the Company or any other person or entity to enforce or interpret their respective rights under this Agreement, or any other agreement or insurance policy or provision of the Code or LLC Agreement now or hereafter in effect relating to Indemnifiable Claims.

16.         Non-Exclusivity of Rights, Etc. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Company’s LLC Agreement, agreement, vote of shareholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. In addition, nothing contained in this Agreement shall be deemed to terminate, amend or waive all or any portion of any existing indemnification agreement between any Subsidiary and the Indemnitee. To the extent that a change in Delaware law or interpretation thereof (whether by statute or judicial decision) expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

17.         Governing Law and Consent to Jurisdiction. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the state or federal courts in the City of San Francisco in the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

18.         Successors and Binding Agreement.

(a)    The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegable by the Company.

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(b)     This Agreement shall inure to the benefit of and be enforceable by the Indemnitee’s personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors.

(c)    This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 18(a) and 18(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 18(c), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

19.         Injunctive Relief. The Company and the Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause the Indemnitee and the Company irreparable harm. Accordingly, the parties hereto agree that the parties may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, they shall not be precluded from seeking or obtaining any other relief to which they may be entitled. The Company and the Indemnitee further agree that they shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company and the Indemnitee acknowledge that in the absence of a waiver, a bond or undertaking may be required by the Chancery Court of the State of Delaware, and they hereby waive any such requirement of such a bond or undertaking.

20.         Liability Insurance and Funding. For the duration of Indemnitee's service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Indemnifiable Claim, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors' and officers' liability insurance providing coverage for directors and officers of the Company that is at least substantially compatible in scope and amount to that provided by the Company's current policies of directors' and officers' liability insurance. In all policies of directors' and officers' liability insurance obtained by the Company, Indemnitee shall be covered as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company's directors and officers most favorably insured by such policy. Upon request, the Company will provide to Indemnitee copies of all directors' and officers' liability insurance applications, binders, policies, declarations, endorsements and other related materials.

21.          Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing and is signed by both parties hereto.

22.         Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

10.

23.       Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Company shall nevertheless indemnify Indemnitee to the fullest extent provided by the Bylaws, the Code or any other applicable law.

24.        Certain Interpretive Matters. No provision of this Agreement shall be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

25.       Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

26.        Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

(a)      If to Indemnitee, at the address indicated on the signature page hereof, or to such other address as may have been furnished to the Company by Indemnitee.

(b)      If to the Company, to:

JMP Group LLC

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

Attn: Chief Legal Officer

or to such other address as may have been furnished to Indemnitee by the Company.

11.

[signature page to follow]

12.

In Witness Whereof, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

JMP Group LLC	Indemnitee

By:

Name:	Name:

Title:	Address: